UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

January 30, 2026

Date of Report (date of earliest event reported)

STRATA CRITICAL MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39046	84-1890381
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

31 Hudson Yards, 14th Floor

New York, NY 10001

(Address of principal executive offices and zip code)

(585) 301-1762

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SRTA	The Nasdaq Stock Market
Warrants, each exercisable for one share of Common Stock at a price of $11.50	SRTAW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter) .

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The Credit Agreement

On January 30, 2026 (the “Closing Date”), Strata Critical Medical, Inc. (the “Company”), Strata Critical, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Critical”), Trinity Air Medical, LLC, an Arizona limited liability company and wholly owned subsidiary of Critical (“Trinity Air”), Keystone Perfusion Services, LLC, a Pennsylvania limited liability company and wholly owned subsidiary of Critical (“Keystone”; together with Trinity Air and any other person that becomes party thereto as a Borrower, collectively, the “Borrowers”), entered into a Credit Agreement (the “Credit Agreement”) among the Borrowers, the Company and Critical, JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), the other Loan Parties thereto, and the Lenders thereto. Capitalized terms used but not otherwise defined in this Current Report on Form 8-K (this “Current Report”) shall have the meanings ascribed to them in the Credit Agreement. The Borrowers, the Company and Critical are referred to collectively as the “Loan Parties.”

The Credit Agreement provides for secured, asset-based revolving credit loans in an aggregate principal amount of up to $30.0 million (the “ABL Facility”). Subject to the conditions set forth in the Credit Agreement, the ABL Facility may be increased by up to an aggregate of $20.0 million. Under the Credit Agreement, the ABL Facility is guaranteed by the Company and Critical and is secured by perfected, first priority liens on personal property of the Loan Parties pursuant to the Pledge and Security Agreement, dated January 30, 2026 (the “Security Agreement”), executed by the Loan Parties for the benefit of the secured parties under the Credit Agreement and other Loan Documents, which is discussed in more detail below.

The ABL Facility will mature on January 30, 2029 (the “Maturity Date”). Interest shall accrue at one of the following rates to be selected by Trinity (as the Borrower Representative), in its discretion: (i) a fixed rate of interest based on the Adjusted Term SOFR Rate (for interest periods of 1, 3 or 6 months) plus a 2.00% margin; or (ii) a floating rate of interest based on the Term SOFR Reference Rate for a one-month period, as adjusted on the first Business Day of each month plus a 2.00% margin. The Borrowers are required to pay a commitment fee which will accrue at 0.25% per annum on the unused portion of the ABL Facility and be payable on the first Business Day of each calendar month. Subject to the terms and conditions of the Credit Agreement, the Borrowers may also request the issuance of Letters of Credit pursuant to the ABL Facility. Letters of Credit issued under the ABL Facility accrue customary fees and generally must expire no later than five Business Days prior to the Maturity Date.

The ABL Facility will be used for working capital and for other general organizational purposes.

The Credit Agreement includes customary representations and warranties, affirmative and negative covenants, and events of default for credit agreements of its type and size. Affirmative covenants include, without limitation, requirements of the Company and its subsidiaries to maintain their legal existence and governmental approvals, delivery of certain financial reports, and compliance with laws and regulations. Negative covenants include, without limitation, restrictions on indebtedness, liens, mergers and other fundamental changes, investments and guarantees, asset sales and sale-leasebacks, speculative derivatives, restricted payments (including dividends and share purchases), and certain debt prepayments, and affiliate transactions, in each case subject to customary exceptions and baskets. The financial covenant under the Credit Agreement includes a springing minimum Fixed Charge Coverage Ratio of 1.05 to 1.00 for the trailing twelve month period then ending, which covenant is in effect when the Borrowers’ availability under the ABL Facility is less than the greater of (a) $5,000,000 and (b) 20% of the aggregate commitments of the lenders.

The events of default include, without limitation, payment defaults, non-payment defaults, inaccuracy of representations and warranties, breaches of covenants, cross default to material indebtedness, certain bankruptcy and insolvency events, unsatisfied judgments over a threshold, certain ERISA-related events, violations of certain laws and regulations, and a change of control of the Company. Under the Credit Agreement, upon an event of default, the lenders may, among other rights, terminate their lending commitments, accelerate the Company’s obligations, require cash collateralization of letter of credit exposure, and exercise certain remedies with respect to the Collateral.

The Security Agreement

On the Closing Date, the Loan Parties (collectively with any additional entities that may become parties thereto, the “Grantors”) entered into the Security Agreement with the Administrative Agent. The Security Agreement establishes a security interest in substantially all of the personal property and assets of the Grantors and secures the prompt and complete payment and performance of the Grantors’ obligations under the Credit Agreement, the Security Agreement and the other Loan Documents. In connection with the execution of the Security Agreement, the Grantors also executed other ancillary loan documents customary for transactions of this type.

The descriptions of the Credit Agreement and the Security Agreement in this Current Report are summaries, do not purport to be complete, and are qualified in their entirety by reference to the complete text of each agreement, which are filed as Exhibits 10.1 and 10.2 to this Current Report, respectively, and are incorporated herein by reference. The representations and warranties of the Company and its subsidiaries in the Credit Agreement and the Security Agreement were made only for purposes of that agreement and as of their specific dates and were solely for the benefit of the lenders party thereto. The Credit Agreement and the Security Agreement are contractual documents that establish and govern the legal relations among the parties thereto and are not intended to be a source of factual, business, or operational information about the Company and its subsidiaries. The representations and warranties made by the Company and its subsidiaries in the Credit Agreement and the Security Agreement may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances.

Item 7.01 Regulation FD Disclosure.

On February 5, 2026, the Company issued a press release announcing the transactions contemplated by the Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01, including the corresponding Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filings under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Credit Agreement, dated as of January 30, 2026, among Strata Critical Medical, Inc., Strata Critical, Inc., Trinity Air Medical, LLC, Keystone Perfusion Services, LLC, the other Loan Parties party thereto, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.
10.2	Pledge and Security Agreement, dated as of January 30, 2026, by and among Strata Critical Medical, Inc., Strata Critical, Inc., Trinity Air Medical, LLC, Keystone Perfusion Services, LLC, and any additional entities which become parties thereto, and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent.
99.1	Press Release, dated February 5, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATA CRITICAL MEDICAL, INC.

Dated: February 5, 2026	By:	/s/ William A. Heyburn
	Name:	William A. Heyburn
	Title:	Co-Chief Executive Officer and Chief Financial Officer